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                                    EXHIBIT 1

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                          SECURITIES PURCHASE AGREEMENT

          THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") dated as of April 18, 1995 between Walter P. Carucci (the "Seller") and John Sanford (the "Purchaser");

          WHEREAS, the Seller is the holder of a warrant in the form attached hereto as Exhibit A which warrant entitles the Seller to purchase from Bruce Paparella 648,218 shares of common stock, par value $1.00 per share (the "Common Stock"), of Wilson Brothers, an Illinois corporation ("Wilson Brothers") at a price per share equal to $0.001 (the "Warrant");

          WHEREAS, the Seller is the holder of a Wilson Brothers note in the form attached hereto as Exhibit B which note is in the amount of $562,500, is payable to the Seller, bears interest at the prime rate and is convertible into shares of Common Stock (the "Original Note");

          WHEREAS, pursuant to an Assignment of Note and Accounts Receivable dated January 10, 1994 between Bruce Paparella and Seller, a copy of which is attached hereto as Exhibit C, the Seller is the holder of 50% of Bruce Paparella's right and interest under certain accounts receivable owed by Wilson Brothers to Bruce Paparella and Warren B. Kanders in the amount at September 30, 1993 of $1,230,000 (the "Accounts Receivable"); and

          WHEREAS, subject to the terms and conditions of this Agreement, the Seller desires to sell, transfer and assign to the Purchaser and the Purchaser desires to purchase and acquire all of the Seller's right, title and interest to
(i) the Warrant, (ii) a portion of the Original Note and (iii) the Accounts Receivable.

          NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties hereto hereby agree as follows.

          1.   PURCHASE AND SALE.

          1.1 INTERESTS. Upon the terms and subject to the conditions set forth herein and in reliance upon the representations and warranties contained herein, the Seller hereby sells, transfers and assigns to the Purchaser, and the Purchaser hereby purchases and acquires from the Seller all of the Seller's right, title and interest in the Warrant, the Accounts Receivable and $362,500 of the Original Note, (the "Interests") in consideration of the payment of the Purchase Price by the Purchaser to the Seller.

          1.2 PURCHASE PRICE AND PROMISSORY NOTE. The purchase price for the Interests to be paid by the Purchaser to the Seller is $25,000.00 (the "Purchase Price"). On or before the date of this Agreement, the Purchaser shall pay to the Seller $10,000.00 in cash or by check and the balance of the Purchase Price shall be paid within one year of the date of this Agreement in cash or by check. On or before the date of this Agreement, the Purchaser shall

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execute and deliver a Promissory Note substantially in the form of Exhibit D hereto with respect to the balance of the Purchase Price.

          2.   OTHER TRANSACTIONS.

          2.1 TRANSFER OF WARRANT. On or before the date of this Agreement, the Seller shall deliver the original Warrant to the Purchaser.

          2.2 THE NOTES. On or before the date of this Agreement, the Seller shall cancel and deliver to Wilson Brothers the Original Note which shall be marked canceled by the Seller. The Seller shall use his best efforts to cause Wilson Brothers, on or before the date of this Agreement, to execute and deliver two new notes, one to the Purchaser in the amount of $362,500 substantially in the form of Exhibit E hereto, and the other to the Seller in the amount of $200,000 substantially in the form of Exhibit F.

          2.3 ASSIGNMENT OF ACCOUNTS RECEIVABLE. On or before the date of this Agreement, the Seller shall execute and deliver to the Purchaser an Assignment of Accounts Receivable substantially in the form of Exhibit G hereto.

          2.4 AGREEMENTS. As used in this Agreement, the term the "Agreements" shall mean collectively this Agreement and, as applicable, all notes, assignments, warrants, and other documents attached hereto as Exhibits.

          3.   REPRESENTATIONS, WARRANTIES, AND COVENANTS.

          3.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Purchaser as follows.

               (a) POWER AND LEGAL CAPACITY. The Seller has the full power and is permitted by applicable laws, rules, and regulations to execute, deliver, and/or perform the Seller's obligations under the Agreements.

               (b) DUE EXECUTION; ENFORCEABILITY. Each of the Agreements (as applicable) has been duly executed and delivered by the Seller, constitutes a legal, valid, and binding agreement of the Seller, and is enforceable against the Seller in accordance with the terms hereof and thereof, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, or other similar laws relating to or affecting generally the enforcement of creditors' rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               (c) NO CONFLICTS. The execution, delivery, and/or performance of the Agreements by the Seller do not violate any law, rule, regulation, judgment, order, writ, injunction, or decree binding on or applicable to the Seller, and do not conflict with, result in a breach of or default under, or require any consent under, any contract, agreement, or instrument to which the Seller is a party or by which the Seller or the Seller's properties are subject.

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               (d)  NO CONSENTS.  No governmental or regulatory, filings, approvals or consents are required to be obtained by the Seller with respect to the Agreements and the transactions contemplated thereby.

               (e) OWNERSHIP OF INTERESTS. The Seller is the record and beneficial owner of the Interests, free and clear of all liens claims or encumbrances and the Seller has not transferred, assigned or encumbered the Warrant, the Original Note, in the whole or in part, or the Accounts Receivable, other than as provided in this Agreement.

          3.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Seller as follows.

               (a) POWER AND LEGAL CAPACITY. The Purchaser has full power and legal capacity and is permitted by applicable laws, rules, and regulations to execute, deliver, and or perform the Purchaser's obligations under the Agreements.

               (b) DUE EXECUTION; ENFORCEABILITY. Each of the Agreements, as applicable, has been duly executed and delivered by the Purchaser, constitutes a legal, valid, and binding agreement of the Purchaser, and is enforceable against the Purchaser in accordance with the terms hereof and thereof, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, or other similar laws relating to or affecting generally the enforcement of creditors' rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               (c) NO CONFLICTS. The execution, delivery, and/or performance of the Agreements by the Purchaser do not violate any law, rule, regulation, judgment, order, writ, injunction, or decree binding on or applicable to the Purchaser, and do not conflict with, result in a breach of or default under, or require any consent under, any contract, agreement, or instrument to which the Purchaser is a party or by which the Purchaser or the Purchaser's properties are subject.

               (d) NO CONSENTS. No governmental or regulatory, filings, approvals or consents are required to be obtained by the Purchaser with respect to the Agreements and the transactions contemplated thereby.

               (e) NO LITIGATION. There has never been, nor is there presently pending, threatened, or anticipated, any action, suit, claim, proceeding, arbitration, inquiry, or investigation, at law or in equity or by or before any court, governmental, public, or regulatory authority, exchange, or private arbitration association, against, affecting, or involving the Purchaser or the Purchaser's properties which in any way questions the right, power, legal capacity, or permissibility of the Purchaser to execute, deliver, or perform the Purchaser's obligations under the Agreements, or wherein any unfavorable decision, ruling, or finding could adversely affect the Agreements or the investment contemplated in the Agreements, the legality, validity, binding effect, or enforceability hereof and thereof.

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               (f)  NO RESTRICTIONS.  The Purchaser is not subject to any law, rule, regulation, judgment, order, writ, injunction, decree, or contractual obligation or duty that in any way restricts, could violate, or could otherwise prevent the Purchaser's executing, delivering, or performing the Purchaser's obligations under the Agreements, the Purchaser's making the investment contemplated in the Agreements, or the Purchaser's continuing and/or becoming a shareholder, director, officer, and/or employee of Wilson Brothers or carrying out the Purchaser's obligations and conducting the business operations of Wilson Brothers in such capacities.

               (g) NATURE OF INVESTMENTS. The Interests are being purchased for the Purchaser's own account, for investment, and not with the intention of distribution or resale to others, in whole or in part, and the Purchaser acknowledges that the Interests have not been registered or qualified under, and are being offered and sold pursuant to exemptions from registration and qualification under, the Securities Act of 1933 as amended (the "Securities Act") and applicable state securities laws (the "Blue Sky Laws"), and the Interests may not be offered for sale, sold, delivered after sale, pledged, hypothecated, transferred, or otherwise disposed of by the Purchaser and must be held indefinitely unless a subsequent disposition is exempt from the registration and qualification requirements of the Securities Act and the Blue Sky Laws. The Purchaser is purchasing the Interests with the Purchaser's own funds (except for any financing that may be provided by the Seller), and no one other than the Purchaser and, if such financing is so provided, the Seller has any direct or indirect interest in the Interests.

               (h) INFORMATION. The Purchaser has received, read, and understands the Agreements (including any exhibits, annexes, attachments, amendments, and supplements thereto), understands that there are substantial risks involved in an investment in the Interests, has made an independent assessment of the merits of the purchase of the Interests and otherwise, has not relied on any information provided directly or indirectly by the Seller with respect thereto.

               (i) ABILITY TO EVALUATE AND BEAR RISK. The Purchaser has such knowledge, experience, and sophistication in financial, business, and investment matters, in particular in regard to the securities, business and financial condition of Wilson Brothers, that the Purchaser is fully capable of evaluating the merits and risks of the investment contemplated in the Agreements. The Purchaser is capable of bearing the economic risk of the Interests.

               (j) NO SOLICITATION. The Purchaser acknowledges that the investments contemplated in the Agreements have not been offered by means of any general solicitation or general advertising by the Seller or Wilson Brothers or any person acting on its behalf, including but not limited to (i) any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or
(ii) any seminar or meeting to which the Purchaser was invited by any general solicitation or general advertising.

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               (k)  PERSONAL MEANS.  The Purchaser has adequate means of
providing for the Purchaser's current needs and possible personal contingencies, has no need for liquidity of the investment contemplated in the Agreements, and has no reason to anticipate any change in personal circumstances (financial or otherwise) which may cause or require the sale or distribution of the Interests.


               (l) The Purchaser acknowledges that the offer, consideration, sale, and consummation of the investment and other transactions contemplated in the Agreements was conducted solely in New York City.

          3.3  ADDITIONAL REPRESENTATIONS AND COVENANTS OF THE PARTIES.

               (a) The Seller and the Purchaser each hereby covenants and agrees with the other party that such party shall fully cooperate with the other party and such party's attorneys and accountants in connection with any steps to be taken as part of the consummation of the investment contemplated in the Agreements and the fulfillment of such party's obligations under the Agreements.

               (b) The Seller and the Purchaser each hereby covenants and agrees with the other party that all costs, expenses, and charges incurred by such party in connection with the Agreements and the investment contemplated in the Agreements shall be borne exclusively by such party, including without limitation the fees and expenses of such party's attorneys and accountants.

               (c) The Purchaser hereby covenants and agrees that the confidential, proprietary, and non-public information with respect to Wilson Brothers that has been or will be provided to the Purchaser in connection with the investigation of Wilson Brothers required by the investment contemplated in the Agreements shall be used solely for the purpose of such investigation, shall not be disclosed to any other individual or entity, and shall not be used at any time for any other purpose or in any manner that is adverse to the interests of Wilson Brothers.

          4.   MISCELLANEOUS.

          4.1 NOTICES. All notices, communications, statements, instructions, or other documents required or desired to be given hereunder shall be in writing and shall be deemed given when actually received by the intended recipient party via either courier, registered or certified mail (return receipt requested), or telex, facsimile, telegram, cable, or other similar means, addressed to the intended recipient party at the respective addresses set forth on the signature page of this Agreement (or such other address as either party hereto may designate to the other party from time to time).

          4.2 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement together with the documents and instruments executed in connection therewith constitute the entire understanding and agreement between and/or among the parties hereto and thereto with respect to the subject matter hereof and thereof. No modification, amendment, or waiver of any

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provision of this Agreement shall be effective and valid unless it is set forth in a written instrument and signed by both parties hereto.

          4.3 BINDING AGREEMENT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, trustees, legal and personal representatives, successors, and permitted transferees. Neither party hereto may assign any of such party's rights nor delegate any of such party's obligations under this Agreement except with the prior written consent of the other party.

          4.4 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive law of the State of New York without reference to its choice of law doctrine.

          4.5 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument but both of which taken together shall constitute one and the same agreement.

          4.6 SEVERABILITY. If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule, or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule, or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held inconsistent, shall not be affected thereby.

          4.7 CAPTIONS. The captions in this Agreement are inserted for convenience of reference only, and shall not affect the interpretation or construction of any of the terms hereof.


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          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                              SELLER:


                              /S/ WALTER P. CARUCCI
                              -------------------------------------
                              Name:       Walter P. Carucci
                              Address:    c/o Carr Securities Corp.
                                          17 Battery Place
                                          New York, NY  10004

                              Telephone:  (212) 483-0072
                              Facsimile:  (212) 425-8256


                              PURCHASER:


                              /S/ JOHN SANFORD
                              -------------------------------------
                              Name:       John Sanford
                              Address:    c/o Carr Securities Corp.
                                          17 Battery Place
                                          New York, NY  10004


                              Telephone:  (212) 483-0072
                              Facsimile:  (212) 425-8256